Exhibit 10.73

WARRANT REPURCHASE AGREEMENT

This WARRANT REPURCHASE AGREEMENT, made and entered into as of January 16, 2019 (this “Agreement”), is by and between Quantum Corporation, a Delaware corporation (the “Company”), and TCW Direct Lending, LLC (“TCW Direct”), TCW Skyline Lending, L.P. (“TCW Skyline”) and West Virginia Direct Lending LLC (“WV Direct” and, together with TCW Direct and TCW Skyline collectively, the “TCW Entities”).

WHEREAS, TCW Direct owns a warrant issued on November 30, 2018 to purchase 900,045 shares of common stock of the Company (“Common Stock”) (such warrant, the “TCW Direct Warrant”), TCW Skyline owns a warrant issued on November 30, 2018 to purchase 98,958 shares of Common Stock (the “TCW Skyline Warrant”) and WV Direct owns a warrant issued on November 30, 2018 to purchase 100,530 shares of Common Stock (the “WV Direct Warrant” and, together with the TCW Direct Warrant and the TCW Skyline Warrant, the “TCW Warrants”);

WHEREAS, pursuant to the terms of the TCW Warrants, the Company has the right to buy back up to fifty percent (50%) of each of the TCW Warrants if the Company satisfies certain requirements; and

WHEREAS, (a) (i) the Company desires to repurchase from TCW Direct that portion of the TCW Direct Warrant exercisable for 450,022 shares of Common Stock, (ii) the Company desires to repurchase from TCW Skyline that portion of the TCW Skyline Warrant exercisable for 49,479 shares of Common Stock and (iii) the Company desires to repurchase from WV Direct that portion of the WV Direct Warrant exercisable for 50,265 shares of Common Stock (collectively, the “Repurchase Warrants”), and (b) the Company has provided the required notice for such repurchases pursuant to each of the TCW Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SATISFACTION OF REQUIREMENTS; REPURCHASE OF SHARES

1.1 Satisfaction of Requirements.

(a) The parties agree that the Company has Paid in Full (as defined in the Term Loan Credit and Security Agreement, dated as of October 21, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)) in cash all of the Obligations (as defined in the Credit Agreement) under the Credit Agreement as of December 27, 2018 (the “Refinancing”) and that the Company notified the TCW Entities of the Refinancing on December 26, 2018.

(b) The parties further agree that the Refinancing and the notification thereof constitute full satisfaction of the requirements necessary to allow the Company to repurchase a portion of each TCW Warrant as set forth in Section 1.1(c) of each of the TCW Warrants.

1.2 Repurchase.

(a) Subject to the terms and conditions of this Agreement, the TCW Entities hereby sell, assign and transfer to the Company with effect on and as of the date of this Agreement (the “Repurchase Date”), and the Company hereby repurchases and acquires from the TCW Entities with effect on and as of the Repurchase Date, the Repurchase Warrants. Upon payment in full of the purchase price in accordance with Section 1.2(b) below, the Repurchase Warrants will be null and void and of no further force or effect and any and all rights, preferences and privileges of the TCW Entities with respect to the Repurchase Warrants will be forfeited, released and cancelled for all purposes.

(b) The aggregate purchase price to be paid by the Company to the TCW Entities on or prior to the Repurchase Date in exchange for the Repurchase Warrants shall be $549.78, payable by check or wire transfer to the individual TCW Entities as follows: (i) $450.03 to TCW Direct in immediately available funds to an account designated by TCW Direct; (ii) $49.48 to TCW Skyline in immediately available funds to an account designated by TCW Skyline; and (iii) to $50.27 to WV Direct in immediately available funds to an account designated by WV Direct.

(c) The parties hereby confirm that following the execution of this Agreement and completion of the transactions contemplated hereby: (i) the TCW Direct Warrant shall be exercisable for and shall require the issuance by the Company of up to 450,023 shares of Common Stock, subject to the terms of the TCW Direct Warrant, (ii) the TCW Skyline Warrant shall be exercisable for and shall require the issuance by the Company of up to 49,479 shares of Common Stock, subject to the terms of the TCW Skyline Warrant and (iii) the WV Direct Warrant shall be exercisable for and shall require the issuance by the Company of up to 50,265 shares of Common Stock, subject to the terms of the WV Direct Warrant.

(d) Aside from the repurchase of the Repurchase Warrants expressly set forth in Section 1.2 of this Agreement, the TCW Warrants shall remain in full force and effect in accordance with their terms in all respects.

ARTICLE 2

MISCELLANEOUS

2.1 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof.

2.2 Severability. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

2.3 Successors and Assigns. This Agreement will bind and will inure to the benefit of the respective successors and assigns of the parties hereto.

2.4 Amendments; Waiver. This Agreement and any term hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought.

2.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

2.6 Counterparts; Signatures. This Agreement may be executed in one or more counterparts, and signature pages may be delivered by portable document format (PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

[signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

QUANTUM CORPORATION

By:	/s/ J. Michael Dodson
Name: J. Michael Dodson
Title: Chief Financial Officer

SIGNATURE PAGE TO WARRANT REPURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TCW DIRECT LENDING, LLC

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

TCW SKYLINE LENDING, L.P.

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

WEST VIRGINIA DIRECT LENDING LLC

By:	/s/ Suzanne Grosso
Name:	Suzanne Grosso
Title:	Managing Director

SIGNATURE PAGE TO WARRANT REPURCHASE AGREEMENT